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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 of our report dated April 29, 2009 relating to the financial statements of AIG Life Insurance Company Variable Account I and our report dated April 29, 2009 relating to the financial statements of AIG Life Insurance Company, which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated March 2, 2009 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of American International Group, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 30, 2009